Subsidiaries of the Registrant
                           Rampart Capital Corporation
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                              Company       State or         Other Jurisdictions
 Company Name                  Code        Jurisdiction of       in which qualified    Amount Owned
 ---------                   ----                     ---      ------------------       ----------
                                             Incorporation
Rampart Capital Corporation    RCC          Texas                                        100% RCC
Leissner's Inc                 LI           Texas                                        100% RCC
BCL Enterprises, Inc           BCL          Texas                                        100%RCC
Rampart Facilities             RFC          Texas                                        100% RCC
Corporation
Rampart Properties             RPC          Nevada                 Texas                 52.1% RFC & 48.9% RCC
Corporation
IGBF, Inc.                     IGBF         Texas                                        100% RPC
Ag-Capital Corporation         ACC          Oklahoma               Texas                 100% RPC
IGBAF, Inc.                    IGBAF        Texas                                        100% IGBAF
Rampart Acquisition            RAC          Texas                                        100% IGBAF
Corporation, L.L.C.
Rampart Ventures               RVC          Texas                                        100% IGBAF
Corporation, L.L.C.
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